MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES







                        CONSOLIDATED FINANCIAL STATEMENTS

                   AS OF MARCH 31, 1999 AND DECEMBER 31, 1998

                AND FOR THE PERIODS ENDED MARCH 31, 1999 AND 1998

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X



                                                                    Page
                                                                    ----
Consolidated Balance Sheets -
    March 31, 1999 and December 31, 1998 (Unaudited)                 3

Consolidated Statements of Income -
    Three months ended March 31, 1999 and 1998 (Unaudited)           4

Consolidated Statement of Changes in Shareholder's Equity -
    Three months ended March 31, 1999 (Unaudited)                    5

Consolidated Statements of Cash Flows -
    Three months ended March 31, 1999 and 1998 (Unaudited)           6

Notes to Consolidated Financial Statements (Unaudited)               7

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                 (Dollars in thousands except per share amounts)

                                                                              March 31, 1999                 December 31, 1998
                                                                             ---------------                -------------------
                     ASSETS
Investments:
    Fixed-maturity securities held as available-for-sale
      at fair value (amortized cost $5,815,966 and $5,565,060)                    $6,067,124                       $5,884,053
    Short-term investments, at amortized cost
      (which approximates fair value)                                                283,643                          423,188
    Other investments                                                                 16,106                           17,850
                                                                             ----------------                -----------------
         TOTAL INVESTMENTS                                                         6,366,873                        6,325,091
Cash and cash equivalents                                                             10,136                            6,546
Securities purchased under agreements to resell                                      215,000                          187,500
Accrued investment income                                                             87,784                           91,239
Deferred acquisition costs                                                           230,583                          230,085
Prepaid reinsurance premiums                                                         382,246                          352,699
Goodwill (less accumulated amortization of
    $53,250 and $52,031)                                                              89,731                           90,950
Property and equipment, at cost (less accumulated
    depreciation of $25,311 and $23,840)                                              76,581                           71,952
Receivable for investments sold                                                        6,189                           33,880
Other assets                                                                         160,347                           97,970
                                                                             ----------------                -----------------
         TOTAL ASSETS                                                             $7,625,470                       $7,487,912
                                                                             ================                =================
                LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
    Deferred premium revenue                                                     $ 2,262,137                      $ 2,251,211
    Loss and loss adjustment expense reserves                                        428,831                          270,114
    Securities sold under agreements to repurchase                                   215,000                          187,500
    Deferred income taxes                                                            232,262                          303,407
    Deferred fee revenue                                                              32,881                           33,785
    Payable for investments purchased                                                 69,229                           29,523
    Other liabilities                                                                130,054                          135,027
                                                                             ----------------                -----------------
         TOTAL LIABILITIES                                                         3,370,394                        3,210,567
                                                                             ----------------                -----------------
Shareholder's Equity:
    Common stock, par value $150 per share; authorized,
      issued and outstanding - 100,000 shares                                         15,000                           15,000
    Additional paid-in capital                                                     1,497,542                        1,491,033
    Retained earnings                                                              2,588,631                        2,566,222
    Accumulated other comprehensive income,
      net of deferred income tax provision of
      of $88,280 and $112,283                                                        153,903                          205,090
                                                                             ----------------                -----------------
         TOTAL SHAREHOLDER'S EQUITY                                                4,255,076                        4,277,345
                                                                             ----------------                -----------------
         TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                               $7,625,470                       $7,487,912
                                                                             ================                =================

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                             (Dollars in thousands)


                                                      Three Months Ended
                                                           March 31
                                                    ------------------------
                                                       1999          1998
                                                    ----------     ---------
Revenues:
     Gross premiums written                          $154,910      $101,641
     Ceded premiums                                   (59,996)       (7,786)
                                                    ----------     ---------
         Net premiums written                          94,914        93,855
     Decrease (increase) in deferred
         premium revenue                               17,197        (8,956)
                                                    ----------     ---------
         Premiums earned (net of ceded
             premiums of $30,449 and $9,555)          112,111        84,899
     Net investment income                             88,007        76,967
     Net realized gains                                 7,759         6,088
     Advisory fees                                      4,965         1,470
     Other                                                ---            42
                                                    ----------     ---------
         Total revenues                               212,842       169,466
                                                    ----------     ---------


Expenses:
     Losses and loss adjustment                       161,930         4,219
     Policy acquisition costs, net                      9,193         7,996
     Operating                                         18,098        14,256
                                                    ----------     ---------
         Total expenses                               189,221        26,471
                                                     ---------     ---------

Income before income taxes                             23,621       142,995

Provision for income taxes                              1,212        31,187
                                                     ---------     ---------

Net income                                            $22,409      $111,808
                                                     =========     =========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)

                    For the three months ended March 31, 1999

                 (Dollars in thousands except per share amounts)

                                                                                              Accumulated
                                               Common Stock       Additional                     Other             Total
                                           -------------------     Paid-in       Retained    Comprehensive     Shareholder's
                                             Share     Amount      Capital       Earnings      Adjustment          Equity
                                           ---------  --------    ----------    ----------   --------------   --------------
Balance, January 1, 1999                    100,000   $15,000     $1,491,033    $2,566,222        $205,090       $ 4,277,345

Comprehensive income:
    Net income                                  ---       ---          ---          22,409             ---            22,409
    Other comprehensive income:
       Change in unrealized
         appreciation of investments
         net of change in deferred
         income taxes of $24,002                ---       ---          ---             ---         (44,960)          (44,960)
       Change in foreign
         currency translation                   ---       ---          ---             ---          (6,227)           (6,227)
                                                                                                              ----------------
           Other comprehensive income                                                                                 (51,187)
                                                                                                              ----------------
Comprehensive income                                                                                                  (28,778)

Tax reduction related to tax
    sharing agreement
    with MBIA Inc.                              ---       ---        6,509             ---             ---             6,509
                                           =========  ========   ============   ==========    =============   ==============
Balance, March 31, 1999                     100,000   $15,000     $1,497,542    $2,588,631        $153,903       $ 4,255,076
                                           =========  ========   ============   ==========    =============   ==============

Disclosure of reclassification amount:
    Unrealized depreciation of
       investments arising
       during the period, net of taxes     $(38,173)
    Reclassification of adjustment,
       net of taxes                          (6,787)
                                          ----------
    Net unrealized depreciation,
       net of taxes                        $(44,960)
                                           ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                               Three Months Ended
                                    March 31
                                                                  ------------------------
                                                                    1999          1998
                                                                  ---------     ----------
Cash flows from operating activities:
     Net income                                                   $ 22,409      $ 111,808
     Adjustments to reconcile net income to net
         cash provided by operating activities:
         Decrease in accrued investment income                       3,455          3,368
         Increase in deferred acquisition costs                       (498)        (5,250)
         (Increase) decrease in prepaid reinsurance premiums       (29,547)         1,769
         Increase in deferred premium revenue                       12,350          7,182
         Increase in loss and loss adjustment expense reserves     158,717          3,750
         Depreciation                                                1,565          1,150
         Amortization of goodwill                                    1,219          1,221
         Amortization of bond discount, net                         (3,661)        (4,308)
         Net realized gains on sale of investments                  (7,759)        (6,088)
         Deferred income taxes                                     (47,058)        10,572
         Other, net                                                (69,467)        (6,228)
                                                                  ---------     ----------
         Total adjustments to net income                            19,316          7,138
                                                                  ---------     ----------
         Net cash provided by operating activities                  41,725        118,946
                                                                  ---------     ----------
Cash flows from investing activities:
     Purchase of fixed-maturity securities, net
         of payable for investments purchased                     (555,620)      (390,951)
     Sale of fixed-maturity securities, net of
         receivable for investments sold                           321,916        251,987
     Redemption of fixed-maturity securities,
         net of receivable for investments redeemed                100,133         62,178
     Purchase of short-term investments, net                       100,989        (34,971)
     Sale of other investments, net                                    643            226
     Capital expenditures, net of disposals                         (6,196)        (2,041)
                                                                  ---------     ----------
         Net cash used in investing activities                     (38,135)      (113,572)
                                                                  ---------     ----------
Net increase in cash and cash equivalents                            3,590          5,374
Cash and cash equivalents - beginning of period                      6,546          3,983
                                                                  ---------     ----------
Cash and cash equivalents - end of period                         $ 10,136        $ 9,357
                                                                  =========     ==========
Supplemental cash flow disclosures:
     Income taxes paid                                            $  1,523        $ 1,565

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  Basis of Presentation
-------------------------
The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the company's consolidated financial statements and notes thereto for the year ended December 31, 1998. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the company's financial position and results of operations. The results of operations for the three months ended March 31, 1999 may not be indicative of the results that may be expected for the year ending December 31, 1999. The December 31, 1998 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.


2.  Dividends Declared
----------------------
No dividends were declared by the company during the three months ended March 31, 1999.


3.  Unallocated Loss Reserve Methodology Update
-----------------------------------------------
The company completed an update of its unallocated loss reserving methodology. The update included an analysis of loss-reserve factors based on the latest available industry data. The company included the analysis of historical default and recovery experience for the relevant sectors of the fixed-income market. Also factored in was the changing mix of our book of business. The study resulted in an increase in the company's quarterly loss provision and a one-time charge of $153 million to incorporate the new factors on the existing insured portfolio.